SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

December 7, 2005 (November 22, 2005)

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

                        The Current Report on Form 8-K of Norfolk Southern Corporation dated November 23, 2005 as filed with the United States Security and Exchange Commission under SEC Accession No. 0000702165-05-000239 is hereby amended to correct the date of the Board of Directors' action from November 2 to November 22:

                        On November 22, 2005, the Board of Directors approved the following revised annual salaries, effective January 1, 2006, for certain of its named executive officers:  Charles W. Moorman (President and Chief Executive Officer), $750,000; L. I. Prillaman (Vice Chairman and Chief Marketing Officer), $600,000; Stephen C. Tobias (Vice Chairman and Chief Operating Officer), $600,000; and Henry C. Wolf (Vice Chairman and Chief Financial Officer), $600,000.

                        Also on November 22, 2005, the Compensation Committee of the Norfolk Southern Corporation Board of Directors approved changing the vesting period on options granted in 2005 under the Long-Term Incentive Plan from three years to one year in order to reduce the expense the Corporation must recognize for those options beginning in 2006.  The Compensation Committee approved the Form of Incentive Stock Option and Non-Qualified Stock Option Agreement, Form of Restricted Share and Restricted Stock Unit Agreement and Form of Performance Share Unit Award under the Norfolk Southern Corporation Long-Term Incentive Plan, each attached hereto as an exhibit.  Under the Executive Management Incentive Plan and Management Incentive Plan, the Committee adopted pretax net income and operating ratio as the performance criteria used for determining bonuses payable in 2007 for 2006 incentive year.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION (Registrant)
/s/ Dezora M. Martin
_________________________________ Name: Dezora M. Martin Title: Corporate Secretary

Date:  December 7, 2005

EXHIBIT INDEX

Exhibit
Number                 Description

99                         Form of Incentive Stock Option and Non-Qualified Stock Option Agreement
                             under the Norfolk Southern Corporation Long-Term Incentive Plan

99                        Form of Restricted Share and Restricted Stock Unit Agreement
                            under the Norfolk Southern Long-Term Incentive Plan

99                        Form of Performance Share Unit Award under the Norfolk Southern Corporation
                            Long-Term Incentive Plan